UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 16, 2008
Date of Report (Date of earliest event reported)
SUPERIOR WELL SERVICES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-51435	20-2535684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1380 Rt. 286 East, Suite #121
Indiana, Pennsylvania 15701
(Address of principal executive offices)
(724) 465-8904
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On July 16, 2008, Superior Well Services, Inc. (“Superior”) purchased substantially all of the operating assets of Nuex Wireline, Inc. (“Nuex”) for approximately $6.0 million in cash. Nuex provides cased hole completion services. The operating assets include 5 cased hole trucks and various tools and logging systems that are compatible with Superior’s existing systems. Superior plans to retain all of Nuex’s 16 employees. The acquired operations will be integrated into Superior’s Rocky Mountain operations which expands its presence in Brighton, Colorado. A copy of the press release dated July 18, 2008 is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
     In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Other Exhibits
     (d) Exhibits

Exhibit No.	Description

99.1	Press release issued July 18, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR WELL SERVICES, INC. (Registrant)

/s/ Thomas W. Stoelk

Thomas W. Stoelk Vice President & Chief Financial Officer
Dated: July 18, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued July 18, 2008